Exhibit 99.1
IdleAire Announces Extension of Consent Solicitation
For Its 13% Senior Discount Notes Due 2012
And Successful Completion of Consent Solicitation for Related Warrants
KNOXVILLE, TENNESSEE — September 14, 2007 — IdleAire Technologies Corporation (IdleAire), the leading provider of ATE Advanced Travel Center Electrification® (“ATE”) services to the long-haul trucking industry, announced today that it has extended until 5:00 p.m., New York City time, on Friday, September 14, 2007 (the “Expiration Time”) the previously announced solicitation of consents from holders of its $320 million 13% Senior Discount Notes Due 2012 (the “Notes”). The consent solicitation, which commenced on August 15, 2007, was originally scheduled to expire at 10:00 a.m., New York City time, on Thursday, September 13, 2007.
All other material terms of the consent solicitation remain unchanged. Holders of the Notes who have already properly delivered consents do not need to deliver new consents. Consents (whether previously or hereafter delivered) may only be revoked in the manner described in the Consent Solicitation Statement, dated August 15, 2007. For a complete statement of the terms and conditions of the consent solicitation and the proposed amendments to the indenture, holders of the Notes should refer to the Consent Solicitation Statement dated August 15, 2007. The consent solicitation remains open to holders of record of Notes as of August 14, 2007.
Questions regarding the consent solicitation may be directed to the Information Agent, Jefferies & Company, at (203) 708-5831, Attention: Timothy Lepore. Requests from holders for assistance in delivering consents or for additional copies of the Consent Solicitation Statement should be directed to Wells Fargo Bank, N.A., acting as Tabulation Agent, at Corporate Trust Services, 625 Marquette Avenue, MAC N9311-110, Minneapolis, MN 55479, Attention: IdleAire Administrator, at telephone number (612) 667-9825 (banks and brokers).
IdleAire also announced the successful completion of its previously announced consent solicitation to amend certain provisions of the Warrant Agreement relating to 320,000 Warrants to Purchase Common Stock (“Warrants”) initially issue with the Notes. As of the expiration of the consent solicitation with respect to the Warrant Agreement at 10:00 a.m., New York City time, on Thursday, September 13, 2007, IdleAire received and accepted the requisite consents from the holders of the Warrants necessary to approve the proposed amendments to the Warrant Agreement and all other conditions to the acceptance of the consents were satisfied.
This release is for informational purposes only. It does not constitute a solicitation of consents. The consent solicitation is made solely by means of the Consent Solicitation Statement dated August 15, 2007.
About IdleAire
IdleAire Technologies Corporation is the leading provider of comprehensive in-cab idle-reduction services to the heavy-duty trucking industry. IdleAire’s ATE services include heating, ventilation and air conditioning, or HVAC, electric power, Internet access, satellite television, telephone, and remote delivery of computer-based driver safety and training courses. IdleAire is committed to developing a nationwide network of locations and building value for its stakeholders. IdleAire provides its ATE services at travel centers and fleet terminals throughout the continental United States.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our expected business outlook, anticipated financial and operating results, our business strategy and means to implement the strategy, our objectives, the amount and timing of capital expenditures, the likelihood of our success in expanding our business, financing plans, budgets, and working capital needs and sources of liquidity, which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to, demand and utilization of our ATE systems, the number of parking spaces and locations we expect to install, competition, the seasonal nature of our business, economic conditions, regulatory matters, litigation, our negotiation of agreements with third parties and other risks described from time to time in our filings with the Securities and Exchange Commission. In addition, construction projects such as the rollout of our ATE system entail significant risks, including local building permit approval, shortages of materials or skilled labor, dependence on third party electrical power and telecommunications providers, unforeseen regulatory problems, work stoppages, weather interference, and unanticipated cost increases. There can be no assurance that construction commitments will be met. All forward-looking statements are based on our current expectations about future events.
Contact:
John Doty (865) 437-3659
Media Relations, IdleAire Technologies Corporation

James H. Price (865) 437-3640
Investor Relations, IdleAire Technologies Corporation

Source: IdleAire Technologies Corporation